March 18, 1997


                                                                    25383.75646


METRO NETWORKS, INC.
2800 Post Oak Boulevard
Suite 4000
Houston, Texas 77056

Dear Ladies and Gentlemen:

            We are furnishing this opinion of counsel to Metro Networks, Inc., a Delaware corporation (the "Company"), for filing as Exhibit 5.1 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company on March 18, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance and sale by the Company of up to 2,530,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share, pursuant to the exercise of (i) stock options issued or issuable under the Company's 1996 Incentive Stock Option Plan, (ii) stock options issued or issuable under the Company's 1996 Employee Stock Purchase Plan and (iii) stock options issued to certain non-employee directors under certain non-qualified stock option agreements between such individuals and the Company.

            In our capacity as counsel for the Company in connection with the matters referred to above, we have examined the Amended and Restated Certificate of Incorporation and Restated Bylaws of the Company, the Company's 1996 Incentive Stock Option Plan, the Company's 1996 Employee Stock Purchase Plan, and the form of Nonqualified Stock Option Agreement of the Company, and the
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METRO NETWORKS, INC.
March 18, 1997
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originals or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed.

            Based upon our examination as aforesaid, we are of the opinion that the Shares are duly authorized and, when purchased and paid for upon exercise of options pursuant to applicable stock option plans and agreements described in the Registration Statement, will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion of counsel as
Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,

                                    /s/ PAUL, HASTINGS, JANOFSKY &
                                        WALKER LLP